 Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-273043) and Form F-3 (No. 333-273968) of our report dated April 11, 2025 with respect to the audited consolidated financial statements of Nano Labs Ltd (the “Company”), which appears in this Annual Report on Form 20-F of the Company for the year ended December 31, 2024.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
April 11, 2025